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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 1, 1997

                           Transworld HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



         1-11570                                           13-3098275
(Commission File Number)                    (I.R.S. Employer Identification No.)


555 Madison Avenue, New York, New York                        10022
(Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064



         (Former name or former address, if changed since last report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

            Transworld HealthCare, Inc. ("Transworld") announced on October 1, 1997 that its wholly-owned subsidiary, IMH Acquisition Corp., completed its previously announced merger with Health Management, Inc. ("HMI") and HMI has become a wholly owned subsidiary of Transworld. Under the terms of the merger agreement, HMI stockholders are entitled to receive $0.30 in cash for each outstanding share of HMI common stock not already owned by Transworld. The balance of the consideration of approximately $2.8 million required to complete the merger and the remaining class action settlement payment of $1.35 million was derived by Transworld from the proceeds of the sale to Counsel Corporation described below.

            Concurrently with the closing of the merger, Transworld also completed the previously reported sale of substantially all the assets of HMI to Stadtlander Drug Co., Inc. ("Stadtlander"), a subsidiary of Counsel Corporation ("Counsel"). Under the terms of the Asset Purchase Agreement with Stadtlander, HMI and its subsidiaries (collectively, the "Sellers"), sold substantially all of their assets, other than accounts receivable, for a cash payment of $18 million, subject to adjustment based on changes in the Sellers' book value. Of such amount, $2.5 million was placed in escrow with Bankers Trust Company pending determination of the book value adjustment. Pursuant to the Asset Purchase Agreement, Stadtlander will not assume any liabilities of the Sellers other than certain liabilities arising after the closing under assumed contracts and certain employee-related liabilities.

            Additionally, at closing, Stadtlander lent $20 million to certain of HMI's subsidiaries, of which $7.5 million was placed in escrow with Bankers Trust. The loan is secured by the Sellers' accounts receivable and is guaranteed by Transworld. As accounts receivable are collected, the proceeds will be applied to reduce the loan. Once the loan balance is reduced to $7.5 million, the escrow will be released to the Sellers as receivables are collected.

            The Sellers and Stadtlander also entered into a transitional service agreement pursuant to which the Sellers will provide certain facilities and facilities services to Stadtlander on a transitional basis, and Stadtlander will act as collection agent for Sellers with respect to the accounts receivable. Stadtlander will retain collections of accounts receivable in excess of the loan amount as a collection fee.

            Transworld has also agreed to guaranty the Sellers' obligations to Counsel and Stadtlander in connection with the above transactions.

            In connection with the consummation of the merger with HMI and the subsequent disposition to Stadtlander, Transworld also entered into an amendment to the Credit Agreement with its senior lenders which amendment provides for, among other things, the lenders consenting to the merger with HMI and the sale to Stadtlander on the terms contained in the amendment, and that additional loans to Transworld will require the approval of the required lenders in accordance with the terms of the amendment; provided, however, that under certain circumstances contained in the amendment, the lenders and Transworld shall endeavor in good faith to eliminate the approval requirement on and after January 1, 1998 with respect to up to $3 million of additional working capital loans.

            The net proceeds of the transactions described above not used to complete the merger with HMI, fund the class action settlement or fund working capital reserves were used to repay $15 million of senior secured debt owed by Transworld under the Credit Agreement. The amendment to Transworld's Credit Agreement described above also provides that Transworld shall repay the lenders the following amounts on the following dates (less any amounts voluntarily prepaid through such dates): (i) &8.5 million on December 31, 1997, (ii) $500,000 on February 28, 1998, and (iii) $1 million by June 30, 1998. Transworld may make certain additional advances to HMI to cover accrued liabilities of HMI and subsidiaries.
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ITEM 5. OTHER EVENTS

            Transworld and Hyperion Partners II, L.P. ("HPII") amended the previously reported and pending Stock Purchase Agreement dated as of March 26, 1997 to (i) include within the HMI payables to be transferred to Transworld, a $3 million face amount subordinated note, a related guaranty and certain accounts receivable originally owed by HMI Illinois, Inc. to Caremark, Inc., and
(ii) provide that the purchase price for all of the HMI payables transferred to Transworld shall equal such number of shares of Transworld common stock determined by dividing the "Agreed Value" by the "Agreed Price." As defined in the amendment, (A) "Agreed Value" means the sum of the following amounts: (i) $4 million, plus (ii) 10% of the first $20 million of Net Recovery, plus (iii) 30% of the next $10 million of Net Recovery, plus (iv) 50% of any amount of Net Recovery in excess of $30 million; (B) "Net Recovery" means the amount realized or recovered by Transworld on or after September 1, 1997 on or in respect of (i) any indebtedness owed by HMI and/or its subsidiaries to Transworld; (ii) any investment made by Transworld in HMI and/or its subsidiaries; and (iii) the HMI payables transferred by HPII to Transworld (including, without limitation, by reason of any claims against third parties relating to the purchase of any of the foregoing), net of (x) the merger consideration paid by Transworld to acquire HMI and (y) all reasonable out-of-pocket costs and expenses incurred by Transworld in connection with such realization or recovery and excluding any tax benefit to Transworld from the net loss on its equity and debt investments in HMI; and (C) "Agreed Price" means the lesser of $7-5/8 and the closing price of the common stock of Transworld on the last trading day prior to the closing of the Stock Purchase Agreement.

            Consummation of the Stock Purchase Agreement, as amended, is subject to customary closing conditions and shareholder approval.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (c)   Exhibits

                  1. Seventh Amendment to Credit Agreement dated as of October 1, 1997.

                  2. Asset Purchase Agreement dated as of October 1, 1997 among Health Management, Inc., Health Reimbursement Corporation, HMI Illinois, Inc., HMI Maryland, Inc., HMI Pennsylvania, Inc., HMI PMA, Inc., HMI Retail Corp., Inc., Home Care Management, Inc., Transworld HealthCare, Inc., Stadtlander Drug Distribution Co., Inc. and Counsel Corporation.

                  3. Amendment dated as of August 14, 1997 to Stock Purchase Agreement dated March 26, 1997 between Hyperion Partners II L.P. and Transworld HealthCare, Inc.

ITEM 8. CHANGE IN FISCAL YEAR

            Subject to the formal approval of Transworld's lenders, Transworld intends to change its fiscal year-end from October 31 to September 30, effective September 30, 1997. Transworld intends to file a Transition Report on Form 10-K for the eleven-month transition period ended September 30, 1997.

            Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 10, 1997

                                    TRANSWORLD HEALTHCARE, INC.
                                           (Registrant)



                                    By: /s/ Wayne A. Palladino
                                       --------------------------
                                       Wayne A. Palladino
                                       Senior Vice President and
                                       Chief Financial Officer


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                                EXHIBIT INDEX


             Item No.             Description
             -------              -----------

                  1. Seventh Amendment to Credit Agreement dated as of October 1, 1997.

                  2. Asset Purchase Agreement dated as of October 1, 1997 among Health Management, Inc., Health Reimbursement Corporation, HMI Illinois, Inc., HMI Maryland, Inc., HMI Pennsylvania, Inc., HMI PMA, Inc., HMI Retail Corp., Inc., Home Care Management, Inc., Transworld HealthCare, Inc., Stadtlanderf Drug Distribution Co., Inc. and Counsel Corporation.

                  3. Amendment dated as of August 14, 1997 to Stock Purchase Agreement dated March 26, 1997 between Hyperion Partners II L.P. and Transworld HealthCare, Inc.